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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
October 16, 2008
Date of Report (date of earliest event reported)
EVERGREEN SOLAR, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-31687	04-3242254

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
138 Bartlett Street
Marlboro, Massachusetts 01752
(Address of principal executive offices)
(508) 357-2221
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
See the disclosure under Item 2.03 below, which is incorporated herein by reference.
Item 2.02. Results of Operations and Financial Condition.
On October 16, 2008, Evergreen Solar, Inc. (the “Registrant”) issued a press release announcing its financial results for its third quarter ended September 27, 2008. The full text of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference
Pursuant to General Instruction B.2 of Form 8-K, the information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, but is instead furnished pursuant to that instruction
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On October 16, 2008, the Registrant entered into a Loan and Security Agreement with Silicon Valley Bank providing for a credit facility that provides for a $40 million secured revolving line of credit, which may be used to borrow revolving loans or to issue letters of credit on the Registrant’s behalf, and includes a foreign exchange sublimit and a cash management services sublimit. The interest rates on borrowings under the line of credit will be calculated by reference to Silicon Valley Bank’s prime rate and will depend on maintenance by the Registrant of certain amounts of cash at Silicon Valley Bank. The credit facility matures on October 16, 2010, at which time all outstanding borrowings and any unpaid interest thereon must be repaid, and all outstanding letters of credit must be cash collateralized.
The credit facility contains a financial covenant requiring the Registrant to maintain during the term of the credit facility a combination of cash and available borrowing base under the line of at least $80 million, including at least $40 million in cash in an account with Silicon Valley Bank. The credit facility also contains certain other restrictive loan covenants, including covenants limiting the Registrant’s ability to dispose of assets, make acquisitions, be acquired, incur indebtedness, grant liens, make investments, pay dividends, and repurchase stock.
The credit facility contains events of default that include, among others, non-payment of principal or interest, inaccuracy of any representation or warranty, violation of covenants, bankruptcy and insolvency events, material judgments, cross defaults to certain other indebtedness, a material adverse change default, and events constituting a change of control. The occurrence of an event of default could result in the acceleration of the Registrant’s obligations under the credit facility.
As collateral and support for the loans to be made under the credit facility, the Registrant pledged controlling interests in its domestic subsidiaries to Silicon Valley Bank, and the Registrant’s domestic subsidiaries have made unconditional guaranties of the Registrant’s indebtedness and entered into security agreements with Silicon Valley Bank.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

10.1	Loan and Security Agreement, dated as of October 16, 2008, by and between the Registrant and Silicon Valley Bank.

99.1	Press Release dated October 16, 2008, by Evergreen Solar, Inc., announcing financial results for second quarter ended September 27, 2008.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERGREEN SOLAR, INC.
By:	/s/ Michael El-Hillow
Michael El-Hillow
Chief Financial Officer and Secretary
Dated: October 16, 2008